SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2005

Woodhead Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5971	36-1982580
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

3 Parkway North, Suite 550, Deerfield, IL 60035
(Address of principal executive offices) (Zip Code)

847-236-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

On November 11, 2005, one of the Company’s subsidiaries (the “Subsidiary”) entered into an agreement to settle litigation with another party (the “Defendant”) relating to allegations of breach of contract filed by the Subsidiary and to counterclaims alleged by the Defendant against the Subsidiary relating to allegations of breach of a related contract. Under the terms of the settlement, the Subsidiary will receive approximately $1.5 million (after payment of amounts owed to the former owner of certain assets purchased by the Subsidiary). The confidential settlement, in which neither party admits liability, provides for mutual releases, dismissal of all actions between the parties and termination of the parties’ obligations under certain agreements between the parties.

SIGNATURE

Under the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 this report was signed on behalf of the Registrant by the authorized person below.

WOODHEAD INDUSTRIES, INC.

Date: November 16, 2005	By:	/s/ Robert H. Fisher
Robert H. Fisher Vice President, Finance and C.F.O. (Principal Financial Officer)